UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2007

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    370 Woodcliff Drive, Suite 300, Fairport, NY  14450
  (Address of Principal Executive Offices)            (Zip Code)

Registrant’s telephone number, including area code	(585) 218-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2007, the size of the Board of Directors of Constellation Brands, Inc. (“Constellation” or the “Company”), was expanded to nine (9) members, and on that date Mark Zupan was elected to serve as a member of the Board of Directors, filling the additional Board seat.  Also on that date he was appointed as a member of the Audit Committee of the Board of Directors.

Mr. Zupan is Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester.  He has held this position since January 1, 2004.  Mr. Zupan previously served as Dean and Professor of Economics at the University of Arizona’s Eller College of Management from 1997 to 2003.  Prior to that, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as Associate Dean of master degree programs.  He was a teaching fellow in Harvard’s Department of Economics while pursuing his doctoral studies at the Massachusetts Institute of Technology, and he has been a visiting faculty member at the Amos Tuck School of Business Administration at Dartmouth College.  Mr. Zupan holds a B.A. degree in economics from Harvard University and a Ph.D. in economics from the Massachusetts Institute of Technology.  Mr. Zupan also serves as a member of the Board of Directors of PAETEC Holding Corp., a publicly-traded company that provides worldwide communications services and also serves as a member of its Audit Committee.

The Board considers Mr. Zupan to be an independent director under applicable New York Stock Exchange requirements.  As a non-management member of the Board, Mr. Zupan will receive the same standard compensation paid to other non-management directors for service on the Board and its committees, which compensation is set forth at Exhibit 99.1 to this Form 8-K.  However, as Mr. Zupan is being elected outside the annual meeting timeframe, the amount of his annual retainer, annual option grant and restricted stock award has been prorated from the date of his election to the scheduled date of the Company’s next annual meeting of stockholders at which directors are elected.  Specifically, on October 2, 2007, Mr. Zupan (i) became entitled to a prorated annual retainer in the aggregate amount of $50,000; (ii) was granted an option to purchase 4,661 shares of the Company’s Class A Common Stock at an exercise price of $25.03 per share and with an exercise period of April 2, 2008 through October 2, 2017; and (iii) received an award of 1,331 restricted shares of the Company’s Class A Common Stock.  Subject to applicable provisions in the award document, the restricted stock will vest on October 2, 2008.  On October 2, 2007, which was the date of the option grant and the restricted stock award, the closing price of the Company’s Class A Common Stock was $25.03 per share.

There are no arrangements or understandings between Mr. Zupan and any other person pursuant to which he was selected either as a director or as a member of the Audit Committee, and there have been no transactions since the beginning of the Company’s fiscal year, or are currently proposed, regarding Mr. Zupan that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 3, 2007, Constellation Brands, Inc. (the “Company”) issued a news release announcing the election of Mark Zupan as a member of the Company’s Board of Directors.  A copy of the news release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

References to the Company’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.  The information in this Current Report on Form 8-K, including the news release attached as Exhibit 99.2, is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.  The information in this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Description of Compensation Arrangements for Non-Management Directors
99.2	News Release of the Company dated October 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	Description of Compensation Arrangements for Non-Management Directors.

(99.2)	News Release of Constellation Brands, Inc. dated October 3, 2007.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.